UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Leidos Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V31433-P07414 ATTN: STOCK PROGRAMS 1750 PRESIDENTS STREET RESTON, VA 20190 LEIDOS HOLDINGS, INC. 1750 Presidents Street Reston, VA 20190 You invested in LEIDOS HOLDINGS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholders meeting to be held on April 26, 2024. Get informed before you vote View the Leidos Annual Report on Form 10-K and the proxy materials for the Annual Meeting online OR you can receive a free paper or email copy of the materials by submitting a request prior to April 12, 2024. If you would like to request a copy of the materials for this and/or future stockholder meetings, you may: (1) visit www.ProxyVote.com; (2) call 1-800-579-1639; or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. VOTE CONFIRMATION You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on April 26, 2024 via the ProxyVote Confirmation link at www.proxyvote.com by using the information that is printed in the box. Vote Confirmation is available 24 hours after your vote is received beginning April 13, 2024 with the final vote tabulation remaining available through June 28, 2024. Vote in Person at the Meeting* April 26, 2024 9:00 AM Eastern Time 2024 Annual Meeting Vote by April 25, 2024 11:59 PM ET. For shares held in a Plan, vote by April 23, 2024 11:59 PM ET. *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholders meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
	Nominees:	
1a.	Thomas A. Bell	For
1b.	Gregory R. Dahlberg	For
1c.	David G. Fubini	For
1d.	Noel B. Geer	For
1e.	Robert C. Kovarik, Jr.	For
1f.	Harry M. J. Kraemer, Jr.	For
1g.	Gary S. May	For
1h.	Surya N. Mohapatra	For
1i.	Nancy A. Norton	For
1j.	Patrick M. Shanahan	For
1k.	Robert S. Shapard	For
1l.	Susan M. Stalnecker	For
2.	Approve, by an advisory vote, executive compensation.	For
3.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2025.	For
4.	Consider stockholder proposal regarding special shareholder meeting improvement, if properly presented.	Against

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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V31434-P07414